Exhibit No. 2.2
                                to Form 10-Q
                     For the Period Ended June 30, 1995
                     __________________________________

                                AMETECH, INC.
                     __________________________________



                           STOCK PURCHASE AGREEMENT


                                  by and among


                   ENVIRONMENTAL TRANSPORTATION SERVICES, INC.,
                              an Oklahoma corporation

                                     ("Buyer")


                                        and


                             DALE DWIGHT and SAM DWIGHT,
                                   both individuals

                                   ("Shareholders")




                                     August 17, 1995

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
	                                   TABLE OF CONTENTS

                                                                     	Page
	1.	Definitions	                                                       1
		1.1	"Affiliates"	                                                    1
		1.2	"Balance Sheet Liabilities"	                                     1
		1.3	"Closing" and "Closing Date"	                                    1
		1.4	"Corporate Cash"	                                                2
		1.5	"Environmental Laws"	                                            2
		1.6	"Governmental Authority"	                                        2
		1.7	"Liabilities"	                                                   2
		1.8	"Liens"                                                       	  2
		1.9	"Permitted Encumbrances"	                                        2
		1.10	"Post-Effective Date Revenues"	                                 3
		1.11	"Receivables"	                                                  3
		1.12	"Reimbursable Expenses"	                                        3
		1.13	"Subsidiaries"	                                                 3
		1.14	"Taxes"	                                                        3
		1.15	"Transportation Laws"	                                          3

	2.	Sale and Conveyance of Shares	                                     3

	3.	Purchase Price; Payment of Purchase Price	                         4
		3.1	Purchase Price	                                                  4
		3.2	Payment of Purchase Price	                                       4

	4.	Standby Letter of Credit	                                          5
		4.1	Use of Proceeds	                                                 5
		4.2	Method of Draw	                                                  5
		4.3	Shareholders' Right to Pay	                                      5
		4.4	Attorney Fees	                                                   6

	5.	Delivery of Post-Effective Date Revenues	                          6

	6.	Delivery of Shares	                                                6

	7.	Value of Shares	                                                   6

	8.	Closing Date	                                                      6

	9.	Representations and Warranties of the Shareholders	                6
		9.1	Organization of Dwight Trucking	                                 6
		9.2	Capital Stock of Dwight Trucking	                                7

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
		9.3	Shareholders	                                                    7
		9.4	Ownership Interests in Securities	                               7
		9.5	Financials	                                                      8
			9.5.1	Financial Statements	                                         8
			9.5.2	Liabilities	                                                  8
			9.5.3	Transactions Since June 30, 1995	                             8
		9.6	Tax and Other Returns and Reports	                               9
			9.6.1	Tax Returns	                                                  9
			9.6.2	Payment of Taxes	                                             9
			9.6.3	Waiver of Statute of Limitations	                             9
			9.6.4	Tax Deficiencies	                                             9
		9.7	Property	                                                       10
			9.7.1	Assets	                                                      10
			9.7.2	Real Property	                                               10
			9.7.3	Leases	                                                      10
			9.7.4	Notice	                                                      10
			9.7.5	Personal Property	                                           10
			9.7.6	Inventories	                                                 10
			9.7.7	Notice from Insurance Carrier	                               10
		9.8	Agreements, Contracts and Commitments	                          11
			9.8.1	Contracts	                                                   11
			9.8.2	Written List	                                                12
		9.9	No Breach of Statute or Contract; Governmental Authorizations	  13
			9.9.1	No Violation	                                                13
			9.9.2	Permits and Licenses	                                        14
			9.9.3	Reports	                                                     14
			9.9.4	Violation of Law	                                            14
			9.9.5	Environmental Laws and Transportation Laws	                  14
			9.9.6	Other Permits	                                               15
		9.10	No Litigation or Adverse Effects	                              15
		9.11	Patents, Trademarks, etc.	                                     15
		9.12	Ability to Conduct the Business	                               16
		9.13	Insurance	                                                     16
		9.14	Completeness of Documents Furnished by Dwight Trucking	        16
		9.15	Disposition of Assets	                                         16
		9.16	Obligations to Employees	                                      16
		9.17	Condition of Plant, Machinery and Equipment	                   16
		9.18	Stock Redemptions	                                             17
		9.19	Indebtedness of Shareholders, etc.	                            17
		9.20	Sensitive Payments	                                            17

		9.21	Books of Account	                                              17
		9.22	Bank Accounts; Powers of Attorney	                             17

	10.	Representations and Warranties of Buyer	                         17
		10.1	Organization, etc.	                                            17
		10.2	Authorization, Execution and Delivery of Agreement	            18
		10.3	No Breach of Statute or Contract, Governmental Authorizations	 18
		10.4	Broker's or Finder's Fees	                                     18
		10.5	Purchase for Investment, etc	                                  18
		10.6	Best Efforts	                                                  19

	12.	Conditions and Transactions Contemplated by Agreement;
	      Abandonment of Agreement	                                      19
		12.1	Closing Conditions of Buyer                                  	 19
			12.1.1	Standby Letter of Credit	                                   19
			12.1.2	Post-Effective Date Revenues	                               19
			12.1.3	Representations and Warranties of Shareholders to be
			          True and Compliance With Covenants	                      20
			12.1.4	Third Party Consents	                                       20
			12.1.5	No Material Adverse Change	                                 20
			12.1.6	No Change from Effective Date	                              20
			12.1.7	Statutory Requirements; Litigation	                         20
			12.1.8	Opinion of Counsel of Shareholders	                         21
			12.1.9	Due Diligence	                                              23
			12.1.10	Stock Certificates	                                        23
			12.1.11	No Liens on Assets	                                        24
			12.1.12	Minute Books and Stock Ledgers	                            24
			12.1.13	Good Standing Certificates	                                24
			12.1.14	Resignation of Directors	                                  24
			12.1.15	Termination of Stock Purchase Agreement	                   24
			12.1.16	Lease Agreement	                                           24
		12.2	Conditions to Obligations of Shareholders	                     24
			12.2.1	Resolutions of Board of Directors	                          24
			12.2.2	Representations and Warranties of Buyer to be True	         25
			12.2.3	Opinion of Counsel of Buyer	                                25
			12.2.4	Lease Agreement	                                            26

	13.	Indemnification	                                                 26
		13.1	By the Shareholders	                                           26
		13.2	Expiration of Indemnification	                                 27

		13.3	Limitation on Indemnification	                                 27
		13.4	Exceptions to Sections 13.2 and 13.3	                          27
		13.5	Notices and Defense of Claims	                                 27
	14.	General	                                                         28
		14.1	Expenses	                                                      28
		14.2	Amendment	                                                     28
		14.3	Survival	                                                      28
		14.4	Governing Law and Jurisdiction	                                28
			14.4.1	Governing Law.  	                                           28
			14.4.2	Jurisdiction	                                               28
		14.5	Notices	                                                       29
		14.6	Successors and Assigns	                                        29
		14.7	Invalidity and Severability	                                   29
		14.8	Headings	                                                      29
		14.9	Entire Agreement	                                              29


Schedules and Exhibit:
Schedule 1	-	Stock Ownership
Schedule 2	-	Reimbursable Expenses
Schedule 3	-	Stock Redemptions
Schedule 4	-	Receivables
Schedule 5	-	Tax Deficiencies
Schedule 6	-	Notices; Personal Property
Schedule 7	-	Contracts
Schedule 8	-	Permits and Licenses, Reports, Violations
Schedule 9	-	Litigation
Schedule 10	-	Patents, Trademarks, etc.
Schedule 11	-	Plant, Machinery and Equipment; Indebtedness of Shareholders
Schedule 12	-	Bank Accounts; Powers of Attorney
Schedule 13	-	Transactions Since June 30, 1995
Schedule 14	-	Insurance
Schedule 15	-	Permitted Encumbrances

                       STOCK PURCHASE AGREEMENT



		THIS STOCK PURCHASE AGREEMENT (the "Agreement"), is executed this 17th day of August, 1995, but shall be deemed to be effective for all purposes as of the close of business on June 30, 1995 (the "Effective Date"), by and among
Environmental Transportation Services, Inc., an Oklahoma corporation
("Buyer"); Dale Dwight, an individual ("Dale"); and Sam Dwight, an individual
("Sam") (Dale and Sam are referred to herein individually as a "Shareholder"
and collectively as the "Shareholders").


                        	W I T N E S S E T H:


		WHEREAS, the Shareholders are the owners of record and beneficially of all of the issued and outstanding shares of Common Stock ("Common Stock"), of
Dwight Trucking, Inc., a California corporation ("Dwight Trucking"), with each Shareholder owning the number of shares of Common Stock listed opposite his or her name on Schedule 1 hereto;

		WHEREAS, the only class of shares of capital stock of Dwight Trucking issued and outstanding is the Common Stock as listed on Schedule 1, and there are no other shares of capital stock of Dwight Trucking issued and outstanding; and,

		WHEREAS, each of the Shareholders desire to sell, assign, transfer and convey to Buyer, and Buyer desires to purchase and acquire from each of the
Shareholders, the shares of Common Stock of Dwight Trucking listed on
Schedule 1 hereto.

		NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.	Definitions.  For the purposes of this Agreement, the following terms shall have the respective meanings set forth below:

	1.1	"Affiliates".   The term "Affiliates" has the same meaning as under
Rule 405 of the Securities Act of 1933, as amended.

	1.2	"Balance Sheet Liabilities".   The term "Balance Sheet Liabilities"
means all  Liabilities set forth on the Balance Sheet of Dwight Trucking, dated June 30, 1995.

	1.3	"Closing" and "Closing Date".   The terms "Closing" and "Closing Date"
have the same meaning as defined in Section 8 hereof.

1.4	 "Corporate Cash".   The term "Corporate Cash" means the aggregate
amount of cash held in the bank accounts of Dwight Trucking as of the close of business on August 11, 1995, except cash which constitutes deposits for future service, trust funds, escrow accounts, or which is owned by any individual or entity other than Dwight Trucking, less cash relating to Post Effective Date Revenues.

	1.5	"Environmental Laws".   The term "Environmental Laws" as used herein
means all federal, state, local and foreign environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder, including, without limitation, laws, rules and regulations relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, solid, toxic or hazardous substances or wastes.  Environmental Laws include, without limitation (i) the Federal
Water Pollution Control Act ("FWPCA"), 33 U.S.C. Section 1251 et seq.; (ii) the
Comprehensive Environmental Response, Compensation and Liability Act
("CERCLA"), 42 U.S.C. Section 9601 et seq.; (iii) the Resource Conservation and
Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq.; (iv) Hazardous Materials
Transportation Act, 49 U.S.C. Section 7401 et seq.; (vi) the Toxic Substances
Control Act, 15 U.S.C. Section 2601 et seq.; (vii) the Safe Drinking Water Act,
42 U.S.C. Section 201 et seq., and (viii) rules and regulations promulgated under all of the above.

	1.6	"Governmental Authority".  The term "Governmental Authority" as used herein means any agency, instrumentality, department, commission, court, tribunal or board of any government, whether foreign or domestic and whether national, federal, state, provincial or local.

	1.7	"Liabilities".   The term "Liabilities" has the meaning set forth in
Section 13.1 hereof.

	1.8	"Liens".  The term "Liens" means all security interests, liens, mortgages, claims, charges, pledges, restrictions, equitable interests, easements, property rights or encumbrances of any nature.

	1.9	"Permitted Encumbrances".  The term "Permitted Encumbrances" means (i)
liens listed on Schedule 15 attached hereto; (ii) liens for taxes not yet delinquent or being contested in good faith by appropriate proceedings; and,
(iii) such technical imperfections of title and easements, if any, which do not in the sole discretion of Buyer, when considered together, detract materially from the value of, or interfere with, the present or presently proposed use of, any such property.

	1.10	"Post-Effective Date Revenues".  The term "Post-Effective Date
Revenues" has the meaning set forth in Section 5 of this Agreement.

	1.11	"Receivables".  The term "Receivables" means all outstanding accounts receivable of Dwight Trucking as of the close of business on the Effective
Date and listed on Schedule 4, attached hereto, that have not been collected by Dwight Trucking as of the Closing.

	1.12	"Reimbursable Expenses".  The term "Reimbursable Expenses" means the ordinary and necessary business expenses of Dwight Trucking paid by Dwight
Trucking during the period from the Effective Date through the Closing Date which have been accepted by the Buyer as ordinary and necessary business expenses and are listed on Schedule 2, attached hereto.

	1.13	"Subsidiaries".  A "subsidiary" with respect to any corporation referred to in this Agreement shall mean a corporation (or equivalent legal entity under foreign law) of which the Buyer, Dwight Trucking or any other corporation referred to in this Agreement, as the case may be, owns directly or indirectly 50% or more of the outstanding stock the holders of which are ordinarily and generally, in the absence of contingencies, entitled to vote for the election of a majority of the directors.

	1.14	"Taxes".  The term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real and personal property, sales, transfer, license, payroll and franchise taxes, imposed by any Governmental Authority and shall include any interest, penalties or additions to tax attributable to any of the foregoing.

	1.15	"Transportation Laws".  The term "Transportation Laws" as used herein means all federal, state, local and foreign laws, codes and ordinances and rules and regulations relating to the transportation of waste (hazardous and nonhazardous) including, but not limited to the rules and regulations promulgated by the United States Department of Transportation and any
analogous state laws.

2.	Sale and Conveyance of Shares.  Subject to the terms and conditions of this Agreement, at the Closing, the Shareholders shall sell, assign, transfer, and convey to the Buyer, and the Buyer shall purchase from the Shareholders, all of the issued and outstanding capital stock of Dwight Trucking (the "Shares"), free and clear of any and all Liens.

3.	Purchase Price; Payment of Purchase Price.

	3.1	Purchase Price.  Subject to the terms and conditions of this Agreement, the aggregate purchase price for the purchase of the Shares is the amount equal to the sum of (i) Nine Hundred Seventy-Three Thousand and 00/100
Dollars ($973,000.00), plus (ii) One Hundred Sixty Thousand Six Hundred
Fifty-Six and 71/100 Dollars ($160,656.71), being an amount equal to the
Corporate Cash, plus (iii) One Hundred Eight Thousand Two Hundred Forty-Four and 21/100 Dollars ($108,244.21), being an amount equal to the Reimbursable
Expenses, plus (iv) Fifty-Five Thousand Two Hundred Twenty-Eight and 53/100
Dollars ($55,228.53), being an amount equal to the Receivables, less (v)
Twenty Five Thousand One Hundred and no/100 Dollars ($25,100.00), being an amount equal to the Balance Sheet Liabilities, representing an aggregate
Purchase Price of One Million Two Hundred Seventy-Two Thousand Twenty-Nine
and 45/100 Dollars ($1,272,029.45) (the "Purchase Price").

	3.2	Payment of Purchase Price.  Subject to the terms and conditions of this Agreement, at the Closing, Buyer shall pay to Shareholders One Million
Two Hundred Sixteen Thousand Eight Hundred and 92/100 Dollars
($1,216,800.92), representing the Purchase Price less that portion of the Purchase Price representing the Receivables. This amount shall be paid by wire transfer of immediately available as follows:

			Bank:		       San Joaquin Bank
			ABA No.:		    122238048
			Account Name:	Dale Dwight and Sam Dwight
			Account No.:	 021 701769

Subject to the following conditions of this Section 3.2, the balance of the Purchase Price, Fifty-Five Thousand Two Hundred Twenty-Eight and 53/100 Dollars ($55,228.53), which represents that portion of the Purchase Price relating to the Receivables, shall be paid, in installments, on or before the fifth business day of each month following the month of Closing. The amount of each monthly installment shall be an amount equal to Receivables actually collected, in good funds, after the Closing Date by Dwight Trucking during the previous month. On July 31, 1996, if any amount of the Purchase Price relating to the Receivables remains outstanding, Buyer shall satisfy the payment of the balance of the Purchase Price by assigning, without recourse and without any representation or warranty relating to such Receivables, to Shareholders those Receivables remaining uncollected at that time, and Shareholders shall accept such assignment, without recourse and without any representation or warranty, of such remaining uncollected

Receivables in full and complete satisfaction of Buyer's obligation to pay the balance of the Purchase Price.

4.	Standby Letter of Credit.  At the Closing, the Shareholders shall have established and delivered to the Buyer an irrevocable standby letter of credit in favor of the Buyer, as beneficiary, issued by a national bank or state chartered bank (the "Bank"), which Bank must be satisfactory to Buyer, in the amount of One Hundred Twenty-Five Thousand and 00/100 Dollars ($125,000.00) (the "Letter of Credit"). The Letter of Credit shall be effective as of the Closing Date and shall expire as of the close of business of the Bank on the first anniversary of the Closing Date. The terms of the Letter of Credit are to be satisfactory to Buyer and the Shareholders, and shall provide, among other things, as follows:

	4.1	Use of Proceeds.  The Buyer may, at any time on or prior to the termination of the Letter of Credit, draw on the Letter of Credit to pay any and all (i) Liabilities or (ii) any claims, demands, damages, penalties, fines, losses, orders (judicial or administrative), decrees, liabilities, obligations, debts, costs and expenses (including, without limitation, reasonable attorneys' and/or accountants' fees) incurred, suffered or which may be incurred or suffered by Buyer as a result of or in connection with or due to misrepresentation, omission or breach of any representation or warranty, or failure to comply with any covenant or agreement, given or made by the Shareholders in this Agreement.

	4.2	Method of Draw.  Buyer may, from time to time during the term of the
Letter of Credit and subject to the terms set forth in this Section and in
Section 4.3 below, draw on the Letter of Credit by the satisfaction of the following conditions: (i) delivery to the Bank of a sight draft specifying the amount to be drawn and (ii) a signed statement which provides a brief description of the payment obligation for which the draw is made.

	4.3	Shareholders' Right to Pay. Prior to making a draw on the Letter of
Credit pursuant to Sections 4.1 and 4.2 above, Buyer shall give Shareholders written notice of Buyer's intention to draw on the Letter of Credit, which notice shall set forth a brief description of the payment obligation for which the draw is to be made.  During the period from the date of
Shareholders' receipt of such notice until the earlier of (a) the expiration of one hundred twenty (120) days or (b) two days preceding the termination date of the Letter of Credit, Shareholders shall have the right to pay or otherwise finally settle such claim; provided, however,  Buyer shall have the right to immediately draw on the Letter of Credit (x) if Shareholders shall not have finally settled such claim within one hundred twenty (120)
days from the date of such notice, or (y) as of the day preceding the termination date of the Letter of Credit if the Letter of Credit is to terminate prior to the expiration of such one hundred twenty (120) day period.

	4.4	Attorney Fees.  In the event either party to this Agreement institutes legal proceedings against the other in connection with or arising out of
(i) Buyer's right to draw on the Letter of Credit under this Section 4 or
(ii) Shareholders' right to pay under Section 4.3 hereof, the non-prevailing party agrees to pay all reasonable attorneys' fees, court costs, and expenses to the prevailing party.

5.	Delivery of Post-Effective Date Revenues.  At the Closing, Shareholders
shall deliver to Buyer all checks, deposits, cash and other amounts received by Dwight Trucking for services rendered or performed or any other matter performed or arising after the Effective Date (the "Post-Effective Date Revenues").

6.	Delivery of Shares.  At the Closing, Shareholders shall execute, endorse and deliver to Buyer, in form, manner and substance satisfactory to Buyer and with the signatures guaranteed by a bank or investment banking firm reasonably acceptable to Buyer, all of the stock certificates representing the Shares, duly and validly endorsed for transfer to Buyer, free and clear of any and all Liens.

7.	Value of Shares.  Buyer and each of the Shareholders acknowledge and agree that (i) Dwight Trucking is a closely held corporation in which there is no active market for the stock of Dwight Trucking, and (ii) the Purchase Price represents the reasonably equivalent value of the Shares listed on
Schedule 1 owned by each of the Shareholders, being based on the fair value of such shares as agreed to by the parties.

8.	Closing Date.  The conveyance of the Common Stock of Dwight Trucking and the closing of the transactions contemplated herein (the "Closing") shall occur on August 17, 1995, at 10:00 a.m., or at such other later date as agreed upon by the parties in writing (the "Closing Date"); provided, however, that the parties hereto agree that the Agreement shall be deemed effective for all purposes as of the Effective Date.

9.	Representations and Warranties of the Shareholders.  The Shareholders,
jointly and severally, represent and warrant to Buyer as of the Closing
Date, the following:

	9.1	Organization of Dwight Trucking.  Dwight Trucking is a corporation duly organized, validly existing and in good standing under the laws of
California.  Dwight Trucking does not have any Subsidiaries.  Dwight
Trucking has the corporate power to own its assets, properties and to carry on its business as is now being conducted.  Dwight Trucking is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or the character of the property owned, leased or used by it makes such qualification necessary, except for any states wherein the failure to be so qualified will not have a material adverse effect on Dwight Trucking's financial condition.

	9.2	Capital Stock of Dwight Trucking.  As of the date of this Agreement, the authorized capital stock of Dwight Trucking consists of 10,000 shares of
Common Stock, $1 par value, of which 2,000 shares are issued and outstanding and all of such issued and outstanding shares of Common Stock are issued to the Shareholders in the amounts set forth opposite his or her name on
Schedule 1 hereto.  No shares of Common Stock are held in treasury.  There are no outstanding options, warrants or other rights to subscribe for or purchase from Dwight Trucking any capital stock of Dwight Trucking or securities convertible into or exchangeable for capital stock of Dwight
Trucking.  The issued and outstanding  shares of Common Stock are (i)
validly authorized and issued, (ii) fully paid and nonassessable and (iii)
free and clear of any and all liens, charges, pledges, security, interest or other encumbrances.  Subsequent to June 30, 1995, Dwight Trucking has
not declared or paid any dividend, or declared or made any distribution on any of its capital stock which has not been lawfully paid or distributed, or authorized the creation or issuance of, or issues, or authorized or effected any split-up or any other recapitalization of, any of its capital stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock or agreed to take any such action.
There are no outstanding contractual obligations of Dwight Trucking to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of Dwight Trucking.

	9.3	Shareholders.  Each of the Shareholders has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein.  This Agreement constitutes the valid and binding agreement and obligation of the Shareholders, enforceable in accordance with its terms, subject to bankruptcy, insolvency and other laws of similar import, and the Shareholders have taken all action required by law, and any other action required, to effect the transactions contemplated by this
Agreement.  The Shareholders own all of the issued and outstanding capital stock of Dwight Trucking, which consists of 2,000 shares of Common Stock, with each Shareholder owning the shares of Common Stock set forth opposite his or her name on Schedule 1 hereto.  The Shareholders have not granted, and do not have outstanding, any agreements, warrants, options or rights to sell or otherwise dispose any of the Common Stock (other than pursuant to the terms of this Agreement).  All of the issued and outstanding capital stock of Dwight Trucking is free and clear of all liens, charges, pledges, security interests or other encumbrances.

	9.4	Ownership Interests in Securities.  Dwight Trucking possesses no equity or ownership interests in any bonds or debentures of other business enterprises.

9.5	 Financials.

		9.5.1	Financial Statements.  Dwight Trucking has previously furnished the
Buyer a true and correct copy of the unaudited (i) Balance Sheets of Dwight
Trucking as of December 31, 1994 and June 30, 1995; and (ii) the related statements of income and retained earnings for those same periods. The above-referenced Financial Statements of Dwight Trucking, as furnished to
Buyer, fairly present the financial condition and results of operation of
Dwight Trucking as of the date thereof.  All of the financial statements described in this Section 9.5.1 are herein referred to as the "Financial
Statements".  For purposes of this Agreement, Financial Statements shall be deemed to include any notes to such financial statements.

		9.5.2	Liabilities.  As of June 30, 1995, Dwight Trucking does not have any Liabilities or obligations, either accrued, absolute, contingent, known or unknown, or otherwise, which in the aggregate exceed $10,000 and which are not been reflected in the Balance Sheet of Dwight Trucking, dated
June 30, 1995 (the "Balance Sheet"), except such Liabilities that, in the aggregate, do not exceed $10,000.

		9.5.3	Transactions Since June 30, 1995.  Except as set forth on Schedule
13, between June 30, 1995, and the date of this Agreement, Dwight Trucking has not engaged in any material transaction not in the ordinary and normal course of business and, except as set forth on such Schedule 13, there has not been, occurred or arisen since June 30, 1995:

			9.5.3.1	any material adverse change in the financial condition or in the operations of the business of Dwight Trucking from that shown on the
Financial Statements; or

			9.5.3.2	any damage or destruction in the nature of a casualty loss, or interference with its business from such loss or from any labor dispute or court or governmental action, order or decree, whether covered by insurance or not, materially and adversely affecting the properties or business of
Dwight Trucking; or

			9.5.3.3	any increase, except increases given in accordance with prior practice, in the compensation payable or to become payable by Dwight
Trucking to any of Dwight Trucking's employees or any increase in the benefits, regardless of amount, in any bonus, insurance, pension or other plan, program, payment or arrangement with respect to employee benefits made to, for or with any officers or employees; or

			9.5.3.4	any extraordinary loss or losses (as defined in Opinions No. 9 and No. 30 of the Accounting Principles Board of American Institute of
Certified Public Accountants) suffered by Dwight Trucking which, in the aggregate, exceed $10,000, or any waiver by Dwight Trucking of any rights the aggregate value of which exceeds $10,000; or

			9.5.3.5	to Shareholders knowledge, any other event, condition or state of facts (other than the general state of the national economy and proposed federal legislation or regulation) of any character which would materially and adversely affect the results of operations or business or financial condition of Dwight Trucking.

	9.6	Tax and Other Returns and Reports.

		9.6.1	Tax Returns.  All federal, state, local and foreign tax returns and tax reports required to be filed by Dwight Trucking (including any extensions) have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed.

		9.6.2	Payment of Taxes.  All federal, state, local and foreign income, profits, franchise, sales, use, occupation, property, excise and other taxes
(including interest and penalties), due from Dwight Trucking (i) have been fully paid or adequately reflected as a liability on the Financial
Statements, or (ii) are being contested in good faith by appropriate proceedings.

		9.6.3	Waiver of Statute of Limitations.  No waivers of statutes of limitation in respect of any tax returns or tax reports have been given or requested.

		9.6.4	Tax Deficiencies.  To the best of Shareholders' knowledge, there are no potential tax deficiencies which may arise from issues which have been raised or which have not yet been raised but which might reasonably be expected to be raised by the Internal Revenue Service ("IRS") or any other taxing authority that have not been disclosed on Schedule 5 and may reasonably be expected to have a material adverse effect on Dwight Trucking.

	9.7	Property.

		9.7.1	Assets.  Dwight Trucking owns or leases all of the assets used by it in the operation or conduct of its business, or required by Dwight Trucking for the normal conduct of its business.

		9.7.2	Real Property.  Dwight Trucking owns no real property or any interest therein.

		9.7.3	Leases.  Except for the Leases set forth in Schedule 6, there are no leases of real or personal property executed by or binding upon Dwight
Trucking as lessee, sublessee, tenant or assignee.

		9.7.4	Notice.  Except as set forth on Schedule 6, Dwight Trucking has not received notice of (i) any violation of any zoning, use, occupancy, or building code; or (ii) any claim including civil penalties of any environmental statute, ordinance, regulation, order, or other law or requirement affecting or relating to any activities performed at any time on any real property owned, leased, or used by Dwight Trucking.

		9.7.5	Personal Property.  Except for property leased by Dwight Trucking, as shown on Schedule 6, Dwight Trucking owns the full right and interest and has good and marketable title in and to all material personal and intangible property used by Dwight Trucking in the conduct of its business and none of such material personal and intangible property is subject (i)
to contracts of sale, or (ii) to encumbrances, liens, claims, security interest or charges of any kind or character, except as otherwise described in Schedule 6.

		9.7.6	Inventories.  All inventories on hand constituting assets of Dwight
Trucking are in good condition, are, to Shareholders' knowledge, in compliance as to content, labeling and packaging with applicable laws and regulations and are usable by Dwight Trucking in the normal operations of its business as presently conducted.

		9.7.7	Notice from Insurance Carrier.  Within the previous twelve (12)
months, Dwight Trucking has not received any notice of, or writing referring to, any requirements or recommendations by any insurance company which has issued a policy covering any part of the real property owned, leased or used by Dwight Trucking requiring or recommending any repairs or work or other action being taken on any part of the real property owned, leased or used by Dwight Trucking, except as otherwise disclosed in Schedule 6

	9.8	Agreements, Contracts and Commitments.

		9.8.1	Contracts.  Except as set forth on Schedule 7, Dwight Trucking does not have:

			9.8.1.1	any collective bargaining agreements or any agreements that
contain any severance pay liabilities or obligations;

			9.8.1.2	any bonus, deferred compensation, pension, profit-sharing or retirement plans, programs or other similar employee benefit arrangements;

			9.8.1.3	any employment agreement, contract or commitment with an employee having more than one year to run from June 30, 1995.

			9.8.1.4	any agreement of guarantee or indemnification running from Dwight
Trucking to any person or entity;

			9.8.1.5	any agreement, indenture or other instrument which contains
restrictions with respect to payment of dividends or any other distribution in respect of Dwight Trucking Common Stock or any other outstanding securities of Dwight Trucking;

			9.8.1.6	any agreement, contract or commitment containing any covenant limiting the freedom of Dwight Trucking to engage in any line of business or compete with any person;

			9.8.1.7	any agreement, contract or commitment relating to capital
expenditures in excess of Fifteen Thousand Dollars ($15,000.00) and involving future payments;

			9.8.1.8	any agreement, contract or commitment relating to the acquisition of assets or capital stock of any business enterprise;

			9.8.1.9	any agreement, contract or commitment not made in the ordinary course of business which involves Ten Thousand Dollars ($10,000.00) or more or has a remaining term of one year or more from June 30, 1995, or is not cancelable on thirty (30) days or less notice without penalty.  To the best of Shareholders' knowledge, Dwight Trucking has not breached, and there is not any claim that Dwight Trucking has breached any of the terms or conditions of any agreement, contract or commitment set forth in any position of damages or the loss of benefits in an amount or of a kind which would have a material adverse effect or the business of Dwight Trucking, or

			9.8.1.10	any agreement, contract or commitment with the Shareholders, any of the officers or directors of Dwight Trucking or any of the affiliates or members of the immediate family of the Shareholders or any such officers or directors.

		9.8.2	Written List.  Attached hereto as Schedule 7 is a written list of all contracts, leases, agreements and instruments of the following types, to which Dwight Trucking is a party, or by which it is bound, together with true and correct copies of each document requested by Buyer and a written description of each oral arrangement so listed:

			9.8.2.1	leases of, and contracts for, the purchase or sale of real estate, except such leases or contracts whose obligations do not exceed Five
Thousand Dollars ($5,000.00) or in the aggregate Twenty-Five Thousand
Dollars ($25,000.00);

			9.8.2.2	labor union contracts together with a list of all labor unions representing or, to Dwight Trucking's best knowledge, attempting to represent employees of Dwight Trucking;

			9.8.2.3	pension, retirement, profit-sharing, bonus, stock purchase,
stock option, hospitalization or insurance plans (and certificates or other documents issued thereunder) or vacation pay, severance pay and other similar benefit arrangements for officers, employees or agents;

			9.8.2.4	employment contracts or agreements, contracts with other persons engaged in sales or distributing activities, and advertising contracts, which are not terminable by Dwight Trucking without liability upon termination notice of thirty (30) days or less;

			9.8.2.5	written or oral agreements, understandings and arrangements with officers, directors, employees, shareholders, agents or Affiliates relating to present or future compensation of, or other benefits available to, such persons;

			9.8.2.6	contracts, and other arrangements of any kind, whether oral or written, with any director, officer, or Affiliate of Dwight Trucking;

			9.8.2.7	contracts, purchase orders and other arrangements of any nature involving an expenditure of Five Thousand Dollars ($5,000.00) or more not made in the ordinary course of business or which involve an unperformed commitment, under contracts not otherwise disclosed hereunder, in excess of
Twenty-Five Thousand Dollars ($25,000.00); and

			9.8.2.8	indentures, loan agreements, notes, mortgages, conditional sales contracts, and other agreements for financing which involve an obligation in excess of Five Thousand Dollars ($5,000.00).

	9.9	No Breach of Statute or Contract; Governmental Authorizations.

		9.9.1	No Violation.  Neither the execution and delivery of this Agreement by the Shareholders nor the compliance by the Shareholders with the terms and provisions of this Agreement violates any law, statute, rule or regulation of any governmental agency or authority, domestic or foreign, or conflicts with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any court or governmental agency or authority, domestic or foreign, to which either of the Shareholders or Dwight Trucking is subject to or of any material agreement or instrument to which Dwight Trucking or the Shareholders or either of them is a party or by which any of them is bound, or constitute a default thereunder, or result in the creation of any lien, charge or encumbrance upon the Common Stock or any property or assets of Dwight
Trucking or cause any acceleration of maturity of any obligation or loan, or give to others any interest or rights, including rights of termination or cancellation, in or with respect to any of the properties, assets, agreements, contracts, or business the properties, assets, agreements, contracts or business of Dwight Trucking.

		9.9.2	Permits and Licenses.  Schedule 8 attached hereto is a true and complete list of all permits, licenses and franchises presently held by
Dwight Trucking and all applications for any of the foregoing filed by
Dwight Trucking with any Governmental Authority (as hereafter defined).
All permits, licenses and franchises used by Dwight Trucking to conduct its business are in the name of Dwight Trucking and none are in the name of any other party.

		9.9.3	Reports.  There are no reports made by or with respect to Dwight
Trucking since December 1, 1993, (i) to or from (a) the Federal Trade
Commission ("FTC"), (b) the Environmental Protection Agency ("EPA"), (c)
the Equal Employment Opportunity Commission ("EEOC"), (d) the Department of
Labor, or (e) any state or federal government agencies or departments or any tax audit reports from the IRS, or (ii) under the Occupational Safety and Health Act ("OSHA").

		9.9.4	Violation of Law.  Except as shown on Schedule 8, to the best of the Shareholders' knowledge, Dwight Trucking is not in violation of any law, statute, rule, governmental regulation or order, or court decree or judgment, which violation might have a material adverse effect on Dwight Trucking or the business of Dwight Trucking or the financial condition of Dwight
Trucking.

		9.9.5	Environmental Laws and Transportation Laws.  To the best of
Shareholders' knowledge, Dwight Trucking has obtained, presently holds and has adhered to all permits, licenses, and other authorizations required under federal, state, and local laws (i) which are necessary for or material to the conduct of Dwight Trucking's business as it is currently being operated, including, but not limited to, any and all permits and licenses required under the Environmental Laws and Transportation Laws for
Dwight Trucking to conduct its business as currently conducted.  Except as set forth on Schedule 8, there is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, investigation or proceeding now pending or, to the best of the Shareholders' knowledge threatened, against Dwight Trucking relating in any way to the Environmental Laws or
Transportation Laws, or to any regulation, code, plan, order, decree, judgment, injunction, notice, or demand issued, entered or approved thereunder.

		9.9.6	Other Permits.  Dwight Trucking has not received official notice that it is in violation of any law, regulation, ordinance or rule applicable to it or its operations.

		9.10	No Litigation or Adverse Effects.  Except as set forth in Schedule 9, there is no suit, action or legal, administrative, arbitration, or other proceeding, or, to the best knowledge of the Shareholders', any governmental investigation, or any change in the zoning, use, occupancy or building ordinances affecting the real property or any leasehold interests of Dwight
Trucking pending or, to the knowledge of the Shareholders, threatened, which could materially and adversely affect the financial condition, results of operations or business or properties of Dwight Trucking or the conduct of business of Dwight Trucking.  Further, there is no suit, action or legal, administrative, arbitration, or other proceeding pending against Dwight
Trucking or, to the best of the Shareholders' knowledge, governmental investigation pending, or to the best knowledge of the Shareholders threatened, involving any claims based upon negligence, product warranties, product liability or any other type of claim exceeding potential liability
(including costs of defense and attorneys' fees), whether or not covered by insurance, in an amount in excess of Ten Thousand Dollars ($10,000.00)
with respect to the individual suit, action, proceeding or investigation, or potential liability (including costs of defense and attorneys' fees) of
Twenty Thousand Dollars ($20,000.00) in the aggregate of all such suits, actions, proceedings or investigations, except as set forth in Schedule 9 hereto.

	9.11	Patents, Trademarks, etc.  Schedule 10 attached hereto is a true and complete list of all patents and applications, trade names, trademark registrations and applications, common law trademarks, copyrights and copyright registrations and applications, which Dwight Trucking owns, uses or has the right to use or are necessary to the conduct of its business.
None of such patents and applications, trade names, trademark registrations and applications, common law trademarks, copyrights or copyright registrations and applications, as the case may be, is subject to any outstanding order, judgment, decree, stipulation, or agreement restricting the use of such patents, trade names, trademarks or copyrights, and to the best of the Shareholders' knowledge none infringes on, or is being infringed by, other patents, trade names, trademarks or copyrights.  Dwight Trucking has not given and is not bound by an agreement or indemnification for patent, trade name, trademark or copyright infringement as to any property produced, used or sold by it.

	9.12	Ability to Conduct the Business.  Dwight Trucking is not subject to or bound by any judgment, order, writ, injunction or decree of any court or of any governmental body or of any arbitrator which could prevent the use by Dwight Trucking of assets material to Dwight Trucking, or the conduct of business material to Dwight Trucking, in each case in accordance with present practices, after the date of this Agreement.  Dwight Trucking is not a party to, bound by, or a beneficiary of, any agreement which could prevent the use of assets material to Dwight Trucking, or the conduct of business as currently conducted by Dwight Trucking, in each case after the date of this Agreement.

	9.13	Insurance.  Attached as Schedule 14 is a complete list of all insurance policies, policy types, policy amounts, annual premium requirements and premium years, wherein Dwight Trucking or its officers and directors, in their capacities as officers and directors, are insured. Dwight Trucking will keep such policies in effect up to and until the Closing. To Shareholders' knowledge, the amounts and types of such insurance policies and the insurance carriers issuing such policies fully meet Dwight Trucking's contractual, legal or regulatory commitments.

	9.14	Completeness of Documents Furnished by Dwight Trucking.  The copies of the Articles of Incorporation and Bylaws of Dwight Trucking, and of all
leases, instruments, agreements or other documents (including all Schedules and documents delivered pursuant to this Agreement) which have been or will be delivered to Buyer pursuant to the terms of this Agreement or in connection with the transactions contemplated hereby, are, or if not now delivered, will when delivered, be true, complete and correct.

	9.15	Disposition of Assets.  Since June 30, 1995, Dwight Trucking has not
made any sale or other disposition of any of its material properties or assets or surrendered any of its material rights with respect thereto, or made any additions to its properties or assets, or entered into any agreements, or entered into any other transaction, except in each instance in the ordinary course of business.

	9.16	Obligations to Employees.  No employee welfare benefit plans and no employee pension plans are maintained by Dwight Trucking.

	9.17	Condition of Plant, Machinery and Equipment.  Except as set forth on
Schedule 11, all of the items of the property, plant and equipment owned, operated or leased by Dwight Trucking and used by Dwight Trucking in its operations is, in all material respects, in good operating condition, ordinary wear and tear excepted, and Dwight Trucking has agreed to maintain such items in good operating condition until the Closing Date.  Casualty losses to such property, plant and equipment are covered by existing insurance.

	9.18	Stock Redemptions.  Except as set forth on Schedule 3, there are no shares of Common Stock which are subject to redemption or purchase in lieu of redemption by Dwight Trucking.

	9.19	Indebtedness of Shareholders, etc.  Except as set forth on Schedule
11, neither of the Shareholders, any of the officers or directors of Dwight
Trucking nor any affiliates or members of the immediate family of the
Shareholders or such officers or directors are indebted to Dwight Trucking, and Dwight Trucking is not indebted or obligated to either of the
Shareholders or any of the officers or directors of Dwight Trucking or affiliates or members of the immediate family of the Shareholders or any of the officers or directors of Dwight Trucking.

	9.20	Sensitive Payments.  Dwight Trucking has not made or received, and to the best of Shareholder's knowledge after reasonable due inquiry, none of the officers, directors, employees, agents, shareholders or other representative of Dwight Trucking or any person acting on behalf of Dwight Trucking, has made or received, directly or indirectly, any bribes, kickbacks, illegal political contributions with corporate funds, improper payments from corporate funds that are falsely recorded on the books and records of Dwight Trucking, payments from corporate funds to obtain or retain business.

	9.21	Books of Account.  Dwight Trucking has maintained its books of account in accordance with GAAP, applied on a consistent basis with prior periods.

	9.22	Bank Accounts; Powers of Attorney.  Schedule 12 attached hereto sets forth each bank account or borrowing resolution authorizing officers or agents of Dwight Trucking to borrow money and lists the persons authorized to transact business on behalf of Dwight Trucking with respect to each such account or borrowing resolution.  Schedule 12 also lists all powers of attorney granted by Dwight Trucking to any other person.

10.	Representations and Warranties of Buyer.  The Buyer represents and warrants to the Shareholders as follows:

	10.1	Organization, etc.  The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma.  The
Buyer has the corporate power and authority to execute and deliver this
Agreement and consummate the transactions contemplated hereby.

	10.2	Authorization, Execution and Delivery of Agreement.  The execution, delivery and performance of this Agreement have been duly and validly authorized and approved by the Board of Directors and shareholders of the
Buyer.  This Agreement constitutes the valid and binding agreement of Buyer, enforceable in accordance with its terms, subject to bankruptcy, insolvency and other laws of similar import.

	10.3	No Breach of Statute or Contract, Governmental Authorizations.  Neither
the execution and delivery of this Agreement by the Buyer, nor compliance with the terms and provisions of this Agreement by Buyer violates any law, statute, rule or regulation of any governmental authority, domestic or foreign, or conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any court or governmental agency or authority to which the Buyer is subject.

	10.4	Broker's or Finder's Fees.  No agent, broker, person or firm acting on behalf of Buyer or under its authority has been retained by Buyer in connection with any of the transactions contemplated herein.

	10.5	Purchase for Investment, etc.  The Buyer is acquiring the shares of the
Common Stock to be issued to the Buyer pursuant to this Agreement (the
"Shares") for the Buyer's own account, to hold for investment, with no present intention of dividing the buyer's participation with others or reselling or otherwise participating, directly or indirectly, in a distribution thereof, and not with a view to or for sale in connection with any distribution thereof, except pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws, or a transaction exempt from registration thereunder, and shall not make any sale, transfer or other disposition of such shares in violation of any applicable state securities laws, including in each instance any applicable rules and regulations promulgated thereunder, or in violation of the Securities Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC").
The Buyer understands and agrees that there will be placed on the certificate or certificates representing the Shares, any substitutions therefor and any certificates for additional shares which might be distributed with respect to the Shares, a legend stating in substance:

			The shares of stock evidenced by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the "Securities Act") in reliance on an exemption contained in
Sections 3(b) and/or 4(2) of the Securities Act.  These shares may not be sold or transferred except pursuant to an effective registration statement under the Securities Act and any applicable state securities laws unless there is furnished to the issuer an opinion of counsel or other evidence, reasonably satisfactory to the issuer's counsel, to the effect that such registration is not required.

		The Buyer understands that under the Securities Act, the Shares must be held indefinitely unless they are subsequently registered under the
Securities Act or unless an exemption from such registration is available with respect to any proposed transfer or disposition of the Stockholder's
Shares.  The Buyer has received no public solicitation or advertisement concerning an offer to sell the Shares.

	10.6	Best Efforts.  To the best of Buyer's knowledge, Buyer has made all applications and has obtained or will have obtained by the Closing Date, all permits, licenses and consents from appropriate Governmental Authorities which may be necessary under any and all Environmental Laws or Transportation
Laws in order to consummate the transactions contemplated herein and to allow for the conduct of the business of Dwight Trucking to continue unimpaired immediately following the Closing Date.

11.	Additional Covenants of Shareholders.  Shareholders agree at any time and from time to time after the Closing Date, upon the request of Buyer, to do, acknowledge, and deliver, or cause to be done, executed, or delivered, all such further acts, assignments, transfers, powers of attorney and assurances as may be required to carry out the terms and conditions of this Agreement.

12.	Conditions and Transactions Contemplated by Agreement; Abandonment of
Agreement.

	12.1	Closing Conditions of Buyer.  The obligations of Buyer to consummate this Agreement or to effect the transactions contemplated by this Agreement shall be subject to the following conditions:

		12.1.1	Standby Letter of Credit.  Buyer shall have received from
Shareholders the Letter of Credit pursuant to the terms of Section 4 of this Agreement.

		12.1.2	Post-Effective Date Revenues.  Shareholders shall have delivered the Post-Effective Date Revenues pursuant to Section 5 of this Agreement.

		12.1.3	Representations and Warranties of Shareholders to be True and
Compliance With Covenants.  Except to the extent waived in writing by Buyer hereunder, (i) the representations and warranties of Shareholders herein contained shall be true in all material respects on the Closing Date with the same effect as though made at such time; and (ii) Shareholders shall have performed all obligations and complied with all covenants, obligations, and agreements required by this Agreement to be performed or complied with by Shareholders on or prior to the Closing Date.

		12.1.4	Third Party Consents.  Dwight Trucking or Shareholders shall have obtained consents to the transactions contemplated by this Agreement from the parties to all contracts, permits, agreements, debt instruments and other documents referred to in the Schedules delivered by Shareholders to
Buyer in accordance with this Agreement, which require such consents and consents from, or notification to, all Governmental Authorities which require such consents or notifications.

		12.1.5	No Material Adverse Change.  Since June 30, 1995, there shall not have occurred (i) any material adverse change in the business, properties, assets, results of operations or financial condition of Dwight Trucking, or
(ii) any loss or damage to any of the properties or assets (whether or not covered by insurance) of Dwight Trucking which will materially affect or impair the ability of Dwight Trucking to conduct, after consummation of the transactions contemplated hereby, the business of Dwight Trucking as now being conducted by Dwight Trucking.

		12.1.6	No Change from Effective Date.  From the Effective Date through the Closing Date, there shall not have occurred (i) any material adverse change in the business, properties, assets, results of operations or financial condition of Dwight Trucking, or (ii) any loss or damage to any of the properties or assets (whether or not covered by insurance) of Dwight
Trucking which will materially affect or impair the ability of Dwight
Trucking to conduct, after consummation of the transactions contemplated hereby, the business of Dwight Trucking as now being conducted by Dwight
Trucking, including, but not limited to, any violation under the
Environmental Laws or any expenditure not in the ordinary course of Dwight
Trucking's business.

		12.1.7	Statutory Requirements; Litigation.  All statutory requirements for the valid consummation by Shareholders of the transactions contemplated by this Agreement shall have been fulfilled; all authorizations, consents and approvals of all Governmental Authorities required to be obtained in order to permit consummation by Shareholders of the transactions contemplated by this Agreement and to permit the business presently conducted by Dwight Trucking to continue unimpaired immediately following the Closing shall have been obtained, and all applications for permits shall have been approved by the appropriate Governmental Authorities and all authorizations and approvals relating to all permits and licenses held by Dwight Trucking shall have been obtained from the appropriate Governmental
Authorities under any and all of the Environmental Laws or Transportation
Laws as a result of the change in ownership of Dwight Trucking, pursuant to the terms of this Agreement, with such permits, approvals and authorizations to be in form and substance satisfactory to Buyer, so that Dwight Trucking is permitted to continue unimpaired immediately following the Closing Date the same business operations that Dwight Trucking carried on as of the date of this Agreement and the Closing Date.  No Governmental Authority, whether federal, state or local, shall have instituted (or threatened to institute either orally or in a writing directed to Shareholders or Dwight Trucking or any of its subsidiaries) an investigation which is pending on the Closing relating to this Agreement and the transactions contemplated hereby, and between the date of this Agreement and the Closing no action or proceeding shall have been instituted or, to the knowledge of Buyer, shall have been threatened before a court or other governmental body or any public authority to restrain or prohibit the transactions contemplated by this Agreement or to obtain damages in respect thereof.

		12.1.8	Opinion of Counsel of Shareholders.  Buyer shall have received from counsel to Shareholders, or such other counsel acceptable to Buyer and its counsel, an opinion or opinions, dated the Closing Date, substantially as follows:

			12.1.8.1	Dwight Trucking is a California corporation duly organized,
validly existing and in good standing under the laws of the State of
California.  Dwight Trucking is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or the character of the property owned, leased or used by it makes such qualification necessary.

			12.1.8.2	Dwight Trucking has all necessary and requisite corporate power and authority to own, operate and lease its properties and carry on its business as the same is now being conducted.

			12.1.8.3	The Agreement has been duly and validly executed and delivered by Shareholders and constitutes the legal, valid and binding obligations of
Shareholders, enforceable against the Shareholders in accordance with its terms, except as such enforceability is limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws of general application affecting the rights of creditors now or hereafter in effect.

			12.1.8.4	The execution, delivery and performance of the Agreement by
the Shareholders does not conflict with or violate the Certificate of
Incorporation or Bylaws of Dwight Trucking, or, the knowledge of Counsel, any Laws applicable to the Shareholders or Dwight Trucking or by which any of Dwight Trucking's material assets are bound.

			12.1.8.5	To such counsel's knowledge, the execution, delivery and
performance of the Agreement by Shareholders does not (i) conflict with or violate any order, writ, judgment, injunction, decree, determination or award to which Shareholders or Dwight Trucking is a party or bound by; or
(ii) result in a breach of any of the terms or provisions of, or constitute a default under, give rise to a right of termination or acceleration under, or imposition of a Lien on any of Dwight Trucking's assets as a result of, any mortgage, loan, agreement, note, lease, license, permit, franchise or other agreement to which Shareholders or Dwight Trucking is a party or bound by.

			12.1.8.6	To such counsel's knowledge, there are no claims, actions,
proceedings or investigations, pending or threatened, against Shareholders or Dwight Trucking that could adversely and materially affect the consummation of the transactions contemplated by the Agreement before any court (in law or in equity), arbitrator or administrative, governmental or regulatory authority or body.

   12.1.8.7	All consents and approvals required by the California
Corporation Commissioner to transfer the Shares to the Buyer have been obtained.

			12.1.8.8	The authorized capital stock of Dwight Trucking is as set forth in Section 9.2 of the Agreement.  Shareholders are the sole owners, beneficially and of record, free and clear of all Liens, claims and encumbrances of any nature whatsoever, of all of the issued and outstanding shares of capital stock of Dwight Trucking.  The issued and outstanding shares of capital stock of Dwight Trucking are validly issued and outstanding, fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any past or present stockholder of
Dwight Trucking.  There are no outstanding options, warrants or other rights to subscribe for or purchase from Dwight Trucking or Shareholders any capital stock of Dwight Trucking or securities convertible into or exchangeable for capital stock of Dwight Trucking.  There are no outstanding contractual obligations of Dwight Trucking to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of Dwight Trucking.

			12.1.8.9	Shareholders have duly and validly transferred, assigned and conveyed to Buyer all of the issued and outstanding shares of capital stock of Dwight Trucking, free and clear of any Liens.

Such opinion must be satisfactory to Buyer and its counsel. In giving the foregoing opinion, such counsel may rely on opinions of local counsel in jurisdictions other than that in which such counsel is licensed to practice with respect to matters involving the laws of such jurisdictions and on certifications from the Shareholders.

  12.1.9 Due Diligence. Buyer shall have completed its due diligence of Dwight Trucking, with the results thereof satisfactory to Buyer.

  12.1.10 Stock Certificates. On or prior to the Closing, Shareholders shall execute, endorse and deliver to Buyer, with signatures guaranteed by a bank or investment banking firm and in form acceptable to Buyer, all of the stock certificates representing the Shares, duly and validly endorsed for transfer to Buyer, free and clear of any and all Liens.

  12.1.11 No Liens on Assets. All assets of Dwight Trucking (real and personal) shall be free and clear of any and all Liens except for Permitted Encumbrances on Real Property owned by Dwight Trucking.

  12.1.12 Minute Books and Stock Ledgers. Shareholders shall have delivered to Buyer the minute books and stock ledgers for Dwight Trucking.

  12.1.13 Good Standing Certificates. Certifications of good standing (or analogous documents), dated as close as practicable to the Closing, from the appropriate authorities in California and in each jurisdiction in which Dwight Trucking is qualified to do business, showing Dwight Trucking to be in good standing and to have paid all taxes due in the applicable jurisdiction.

  12.1.14 Resignation of Directors. All of the directors of Dwight Trucking shall have resigned as members of the Board of Directors of Dwight Trucking, effective as of the Closing Date, except for any existing director of Dwight Trucking who Buyer advises Shareholders in writing prior to Closing is to remain a director of Dwight Trucking, whichever is applicable, prior to Closing.

		12.1.15	Termination of Stock Purchase Agreement.  Dwight Trucking and the
Shareholders shall have terminated the Dwight Trucking, Inc. Stock Purchase
Agreement dated April 30, 1984.

		12.1.16	Lease Agreement.  Dwight Trucking shall have entered into a Lease
Agreement with The Dwight Living Trust, relating to the property located at
3413 Petrol Road, Bakersfield, California 93308.

	12.2	Conditions to Obligations of Shareholders.  The obligation of
Shareholders to consummate this Agreement or to effect the transactions contemplated by this Agreement shall be subject to the following conditions:

		12.2.1	Resolutions of Board of Directors.  Buyer shall have furnished
Shareholders with:

			12.2.1.1	certified copies of resolutions duly adopted by the Board of
Directors of Buyer approving and authorizing execution, delivery and performance of the transactions contemplated by this Agreement;

			12.2.1.2	Incumbency Certificate for the officers of Buyer.

		12.2.2	Representations and Warranties of Buyer to be True. Except to the
extent waived hereunder, (i) the representations and warranties of Buyer herein contained shall be true in all material respects at the Closing with the same effect as though made at such time, except for such which do not have a material adverse effect on Buyer and its subsidiaries, taken as a whole; and (ii) Buyer shall have performed all material obligations and complied with all material covenants required by this Agreement to be a certificate of Buyer, dated the Closing and signed by its President or a
Vice President to both of the aforementioned effects.

		12.2.3	Opinion of Counsel of Buyer.  Shareholders shall have received from
 Conner & Winters, a Professional Corporation, counsel to Buyer, or such other counsel reasonably acceptable to Shareholders and its counsel, an opinion, dated the Closing Date, substantially as follows:

			12.2.3.1	Buyer is a corporation duly organized and in good standing under the laws of the State of Oklahoma.

			12.2.3.2	Buyer has all necessary corporate power and authority to execute and deliver the Agreement.

			12.2.3.3	The Agreement has been duly executed and delivered by Buyer
and constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except (i) insofar as enforceability or effectiveness is limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfers or similar laws of general application affecting the rights of creditors now or hereafter in effect.

			12.2.3.4	The execution, delivery and performance of the Agreement by
Buyer does not conflict with or violate the Certificate of Incorporation or Bylaws of Buyer.

			12.2.3.5	To such counsel's knowledge, there are no claims, actions,
proceedings or investigations pending or threatened against Buyer that could adversely and materially affect the consummation of the transactions contemplated by the Agreement before any court (in law or in equity), arbitrator or administrative, governmental or regulatory authority or body.

			12.2.3.6	To such counsel's knowledge, the execution, delivery and
performance of the Agreement by Buyer does not (i) conflict with or violate any order, writ, judgment, injunction, decree, determination or award to which Buyer or its parent is a party or bound by;  or (ii) result in a breach of any of the terms or provisions of, or constitute a default under, give rise to a right of termination or acceleration under, or imposition of a Lien on any of Buyer's assets as a result of, any mortgage, loan, agreement, note, lease, license permit, franchise or other agreement or instrument to which Buyer or its parent is a party or bound by.

			Such opinion is to be satisfactory to Shareholders and its counsel. In giving the foregoing opinion, such counsel may rely on opinions of local counsel in jurisdictions other than that in which such counsel is licensed to practice with respect to matters involving the laws of such jurisdictions and certificates of officers of the Buyer.

		12.2.4	Lease Agreement.  Dwight Trucking shall have entered into a Lease
Agreement with The Dwight Living Trust, relating to the property located at 3413 Petrol Road, Bakersfield, California 93308.

13.	Indemnification.

	13.1	By the Shareholders.  The Shareholders, jointly and severally, shall indemnify, defend and hold harmless the Buyer, Dwight Trucking and each of their officers, directors, agents, employees and Affiliates harmless from and against any and all claims, demands, judgments, penalties, fines, liabilities, losses, costs, damages, expenses (including, without limitation, related reasonable attorney's and accountants' fees and expenses), incurred or suffered or which may be incurred or suffered by any of them reach of a warranty or misrepresentation, or failure to comply with any covenant or agreement, given or made by either of the Shareholders in this Agreement, or (ii) any and all liabilities, claims, judgments, demands, damages, penalties, fines, losses, orders (judicial or administrative), decrees, liabilities, obligations, debts, costs and expenses (including, without limitation, reasonable attorneys' and accountants' fees), and obligations of Dwight Trucking of any kind or character whatsoever, whether liquidated, unliquidated or disputed, asserted or assertable, known or unknown, in contract or in tort, at law or in equity, which have arisen on or in connection with or are incurred or relate to any matter, issue or occurrences that arose or occurred on or before the Effective Date, including, but not limited to, Balance Sheet Liabilities, liabilities or obligations arising under or in connection with any Environmental Laws or
Transportation Laws as a result of a violation of, or failure to comply with, any Environmental Laws or Transportation Laws on or prior to the
Effective Date or due to a release or threatened release of any hazardous substance (as defined in Subtitle I of RCRA or any analogous state or local laws) or petroleum (as defined in Subtitle I of RCRA or any analogous state or local laws) into the environment on or prior to the Effective Date or
Taxes (federal, state or local) due or which may become due by Dwight
Trucking as a result of its activities or operations on or prior to the
Effective Date (all the foregoing liabilities, debts and obligations are referred to herein as the "Liabilities") .

	13.2	Expiration of Indemnification.  Except as otherwise provided in
Section 13.4, below, the obligations of the Shareholders to indemnify under
Section 13.1 of this Agreement shall expire at the end of twelve months after the Closing Date; provided, however, that such expiration shall not include or extend or apply to any Liability as to which written notice shall have been given to the Shareholders on or before the end of twelve months after the Closing Date (the "Indemnification Expiration").

	13.3	Limitation on Indemnification.   Except as otherwise provided in
Section 13.4, below, the obligations of the Shareholders to indemnify under
Section 13.1 of this Agreement shall be limited to the aggregate amount of One Hundred Twenty-Five Thousand and 00/100 Dollars ($125,000.00) (the "Indemnification Limitation").

	13.4	Exceptions to Sections 13.2 and 13.3.  The Indemnification Expiration
under Section 13.2 of this Agreement and the Indemnification Limitation under Section 13.3 of this Agreement do not include or extend or apply to (i) any Liability for, or in connection with, or related to Taxes or
(ii) the Balance Sheet Liabilities.

	13.5	Notices and Defense of Claims.  The party seeking indemnification under this Article 13 (the "Indemnitee") shall give the indemnifying party under this Article 13 (the "Indemnitor") prompt notice of any claims of third parties as to which the Indemnitee shall seek indemnification hereunder, and the Indemnitee shall forward to the Indemnitor any letter of claim, demand, summons, notice or complaint regarding claims of third parties. Indemnitee shall afford Indemnitor an opportunity to defend, at Indemnitor's expense, and Indemnitee shall have the right to participate, at its expense, and with counsel of its own choosing, in such defense.
If Indemnitor shall not defend against any such claim on a timely basis,

Indemnitee may defend against such claim using counsel selected by Indemnitee, but at Indemnitor's expense. Indemnitee will not make any settlement or payment with respect to any such claim without first obtaining written approval of Indemnitor, which approval shall not be unreasonably withheld, and if Indemnitor shall fail to respond to such request for approval within thirty (30) days after each written request therefore, it shall conclusively be presumed that such approval is given. Indemnitee and Indemnitor agree mutually to cooperate with one another in the defense against such claims.

14.	General.

	14.1	Expenses.  Each party shall bear its own out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement, including, without limitation, all legal, accounting, consulting, brokers, advisory, travel, communications and other similar fees and expenses;
provided, however, that any and all such expenses incurred by Dwight
Trucking on or prior to the Closing Date in connection with this Agreement and consummation of the transactions contemplated by this Agreement shall be considered as incurred by Shareholders and shall be paid by Shareholders.

	14.2	Amendment.  This Agreement may not be amended except in writing executed by all of the parties hereto.

	14.3	Survival.  Each representation, warranty, covenant and agreement contained herein shall survive the consummation of the transactions contemplated hereby.

	14.4	Governing Law and Jurisdiction.

		14.4.1	Governing Law.  This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Oklahoma.

		14.4.2	Jurisdiction.  The parties agree that, in the event a suit is deemed necessary by either party in order to enforce the terms of this
Agreement, such suit shall be brought in the federal court located in
Fresno, California, or state court located in Kern County, California, of competent jurisdiction.  Both parties agree to the jurisdiction of the above-referenced courts in connection with disputes arising under this
Agreement, and neither party will attempt to file a suit other than in the above-referenced courts or attempt to seek the removal of a suit to another jurisdiction in connection with disputes arising under this
Agreement.

	14.5	Notices.  Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

			To the Shareholders:	Dale Dwight
							                 201 Star Court
							                 Bakersfield, CA 93308

							Sam Dwight
							649 Twin Leaf Drive
							Bakersfield, CA 93308

			To the Buyer:		Environmental Transportation
							     Services, Inc.
							1813 Southeast 25th Street
							Post Office Box 36118
							Oklahoma City, Oklahoma  73136
							Attn: Mr. Mark Helm

		or such other address as shall be furnished in writing by either party.

	14.6	Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties.

	14.7	Invalidity and Severability.  If any one or more of the provisions contained in the Agreement shall for any reason be held to be invalid or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the remaining provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

	14.8	Headings.  The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

	14.9	Entire Agreement.  This Agreement, the Schedules and the Exhibit
hereto contain the entire understanding among the parties and supersedes any prior written or oral agreement between them respecting the subject matter of this Agreement. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject mater of this Agreement which are not fully expressed herein.

  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the 17th day of August, 1995; however, this Agreement shall be effective as of the close of business on the 30th day of June, 1995.

						ENVIRONMENTAL TRANSPORTATION
						SERVICES, INC., an Oklahoma corporation


						By /s/ Mark Helm
						   __________________________________________
						     Mark Helm, President

						("Buyer")


						/s/ Dale Dwight
						_____________________________________________
						DALE DWIGHT, an individual


						/s/ Sam Dwight
						_____________________________________________
						SAM DWIGHT, an individual

						("Shareholders")














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